UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2026 (June 26, 2026)

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
7677 Henneman Way, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange
Common Stock, $1.00 par value per share	GL	NYSE Texas, Inc.
4.250% Junior Subordinated Debentures	GL PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On June 26, 2026, Globe Life Inc. (“Globe Life”) and its subsidiary TMK Re Ltd. (“TMK”) entered into a Third Amended and Restated Credit Agreement among Globe Life, as borrower, TMK, as a loan party, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, and L/C Administrator, and each lender from time to time a party thereto, (the “Third Amended and Restated Credit Agreement”). The Third Amended and Restated Credit Agreement amends and restates the Second Amended and Restated Credit Agreement among Globe Life, TMK, Bank of America, N.A., as Administrative Agent, and each lender party thereto dated March 29, 2024, as amended by that First Amendment to Second Amended and Restated Credit Agreement dated June 20, 2025 (collectively, the “Original Credit Agreement”).

The Third Amended and Restated Credit Agreement amends the following material terms of the Original Credit Agreement:

•Changes the Administrative Agent, Swing Line Lender, L/C Administrator and Successor Administrative Agent from Bank of America, N.A. to Wells Fargo, National Association; and
•Extends the maturity date from March 29, 2029 to June 26, 2031.

The foregoing description of the Third Amended and Restated Credit Agreement is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1 and which is incorporated by reference herein.

Globe Life and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with certain of the banks that are a party to the Third Amended and Restated Credit Agreement and their affiliates.

Amended and Restated Term Loan Agreement

On June 26, 2026, Globe Life entered into an Amended and Restated Term Loan Agreement among the Company, as borrower, Wells Fargo Bank, National Association, as Administrative Agent, and each lender from time to time a party thereto (the Amended and Restated Term Loan Agreement”). The Amended and Restated Term Loan Agreement amends and restates that certain Delayed Draw Term Loan Agreement dated April 14, 2023, as amended by that certain First Amendment to Delayed Draw Term Loan Agreement dated August 15, 2024 and that certain Second Amendment to Delayed Draw Term Loan Agreement dated June 20, 2025 (collectively, the “Original Term Loan Agreement”).

The Amended and Restated Term Loan Agreement amends the following material terms of the Original Term Loan Agreement:

•Increases the principal amount of the loan from $250,000,000 under the Original Term Loan Agreement to $450,000,000;
•Changes the Administrative Agent from Bank of America, N.A. to Wells Fargo, National Association; and
•Extends the maturity date from August 15, 2027 to June 26, 2029.

The foregoing summary of the terms of the Amended and Restated Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Term Loan Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

The Company and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with certain of the banks that are a party to the Amended and Restated Term Loan Agreement and their affiliates.

Item 9.01    Financial Statements and Exhibits.
(a)Financial Statements of businesses or funds acquired.
Not applicable.
(b)Pro forma financial information.
Not applicable.
(c)Shell company transactions.
Not applicable
(d)Exhibits.
(10.1)    Third Amended and Restated Credit Agreement dated June 26, 2026 among Wells Fargo, National Association, as Administrative Agent, Swing Line Lender, and L/C Administrator, the Lenders party thereto, Globe Life Inc. and TMK RE, LTD
(10.2)    Amended and Restated Term Loan Agreement dated June 26, 2026 among Wells Fargo, National Association, as Administrative Agent, the Lenders party thereto and Globe Life Inc.
(104)    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026	GLOBE LIFE INC.

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary